Exhibit 99.1

Allied Nevada Announces Improved Mine Plan and Economics for Hycroft

Expansions With 37% IRR and $1.6 Billion NPV

Average Annual Production of 582,260 Ounces of Gold and 29.1 Million Ounces of Silver (1.1

Million Ounces Gold Equivalent1)

April 10, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to provide a summary of the updated mine plan and economics as detailed in the Hycroft Technical Report (the “Report”), entitled “Technical Report, Allied Nevada Gold Corp., Hycroft Mine, Winnemucca, Nevada, USA” and dated April 9, 2012. The revised mine plan supports a 19-year operating life and exploits the current mineral reserve of 12.7 million ounces of gold and 481.9 million ounces of silver (1.1 billion tons grading 0.011 opt Au and 0.42 opt Ag)2. The following operating metrics are presented for the 10-year horizon that spans the start of milling operations in 2015 to the last full year of mining in 2024.

Highlights of the revised mine plan and economic model include:

•	10-year average annual production of 582,260 ounces of gold and 29.1 million ounces of silver (1.1 million ounces gold equivalent) (2015-2024)

•	Average adjusted cash cost[3] of $166 per ounce annually (with silver as a byproduct credit) (2015-2024)

•	Internal rate of return of 37%

•	Net present value of $1.6 billion (at a 6% discount)

“Hycroft continues to demonstrate positive economics and we are pleased with the revised mine plan as presented in the technical report,” commented Scott Caldwell, President and CEO of Allied Nevada. “As we grow the resource and continue to complete engineering and technical work, we expect to see further improvements to the project.”

Management will hold a conference call on Thursday, April 12, 2012 at 1:00 pm ET (10:00 am PT) to discuss the results presented in the Hycroft and Hasbrouck Technical Reports. Management expects to file the Hasbrouck Technical Report in advance of the conference call.

To access the call, please dial:

Canada & US toll-free – 1-866-250-4877

Outside of Canada & US – 1-416-644-3417

Replay (available until April 26, 2012):

Access code: 4531673#

Canada & US toll-free – 1-877-289-8525

Outside of Canada & US – 1-416-640-1917

An audio recording of the call will be archived on our website at www.alliednevada.com.

[1]	Gold equivalent values are calculated using a 57.14:1 silver to gold ratio.
[2]	See the Hycroft Technical Report dated April 9, 2012 for more information.
[3]	Allied Nevada uses the non-GAAP financial measures “adjusted cash cost” in this document. Please see the section titled “Non-GAAP Measures” for further information regarding these measures.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455(775)	789-0119

Comparison of the current economics and mine plan with the previous economics and mine plan as presented in the technical reports dated:

				April 9, 2012[1]		October 5, 2011[1]
				Life-of-Mine	10-Year Average	Life-of-Mine	10-Year Average
				Total	2015-2024	Total	2015-2024
Production Information:
Total tons of ore processed		(000’S	)	1,134,668	74,881	844,479	71,941
Tons of waste mined		(000’S	)	1,442,814	130,811	1,169,688	102,051

Total tons		(000’S	)	2,577,482	205,692	2,014,167	173,992

Total contained gold				12,650,301	856,067	10,065,539	846,080

Total contained silver				481,880,728	38,228,857	385,712,950	34,974,900

Ounces sold- gold				8,640,747	582,260	7,163,112	615,347
Ounces sold- silver				351,702,795	29,133,922	270,976,742	25,888,635

Ounces sold - gold equivalent				14,795,854	1,092,129	11,905,442	1,068,421

Cash Flow Information:
Cash inflows:

Revenue from metal sales		($000’S	)	15,058,085	1,106,671	11,905,205	1,068,398

Cash outflows:

Operating costs		($000’S	)	8,778,812	620,881	6,347,470	571,530

Income taxes		($000’S	)	1,121,518	93,961	722,460	62,123
Inventory adjustments		($000’S	)	(78,837)	2,500	(71,071)	(8,929)
Reclamation spending & salvage		($000’S	)	(25,000)	—	(25,000)	(2,500)
Capital spending – heap leach expansion[2]		($000’S	)	269,939	2,077	479,818	23,967
Capital spending – mill expansion[2]		($000’S	)	1,820,296	97,853	1,631,523	95,662

Total Cash Outflows		($000’S	)	11,886,728	817,273	9,085,199	741,853

Net Cash Flow		($000’S	)	3,171,357	289,398	2,820,006	326,546

NPV @ 6%		($000’S	)	1,589,654		1,456,310
NPV @ 10%		($000’S	)	1,021,349		938,879
After tax Internal Rate of Return				37%		34%
Adjusted cash cost per ounce:
Silver as byproduct credit	($	/ Oz	)	$283	$166	$224	$193
Gold equivalent	($	/ Oz	)	$586	$561	$533	$535

1.	The applicable Technical Report may be found at www.alliednevada.com (Properties > Hycroft Mine > Technical Reports) or under the Company’s profile at www.sedar.com.
2.	Capital spending for the heap leach expansion includes excavation for the gyratory crushing plant. Capital spending for both expansions includes mobile mine equipment.

Hycroft: Revised Mine Plan and Economics	2

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been prepared under the supervision of David C. Flint, a Certified Professional Geologist with American Institute of Professional Geologists (A.I.P.G.), #10360, who is Vice President, Exploration for Allied Nevada Gold Corp. and is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Technical Report dated April 9, 2012, filed with SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press release), such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from our website or the SEC website at http://www.sec.gov/edgar.shtml.

Non-GAAP Measures

Adjusted cash costs is a non-GAAP measure, calculated on a per ounce of gold sold basis, and includes all normal direct and indirect operating cash costs related directly to the physical activities of producing gold, including mining, processing, third party refining expenses, on-site administrative and support costs, royalties, and mining production taxes, net of by-product revenue earned from silver sales. Adjusted cash cost provides management and investors with a measure to assess the Company’s performance against other precious metals companies and performance of the mining operations over multiple periods. Non-GAAP measures do not have any standardized meaning prescribed by GAAP and, therefore, may not be comparable to similar measures presented by other companies. Accordingly, the above measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For further information, see our audited financial statements filed with our annual report on Form 10-K.

Hycroft: Revised Mine Plan and Economics	3